PARKE BANCORP, INC.
                       2002 EMPLOYEE EQUITY INCENTIVE PLAN


1.       Purpose
         -------

         The purpose of this Plan is to further the growth, development and financial success of Parke Bancorp, Inc. (the "Company") by enhancing the ability of the Company to attract and retain highly qualified officers and employees, to compensate them for their services to the Company and Parke Bank (the "Bank"), and, in so doing, to strengthen the alignment of the interests of these individuals with the interests of the Company's shareholders through ongoing ownership of the Company's Common Stock. The options granted under this Plan are not intended to qualify as "incentive stock options" within the meaning of ss. 422 of the Internal Revenue Code of 1986, as amended.

2.       Definitions
         -----------

         2.1 "Board" shall mean the Board of Directors of the Company.

         2.2 "Corporate Event" shall mean an occurrence in which the Company is succeeded by another corporation in a reorganization, merger, consolidation, acquisition of property or stock, separation or liquidation.

         2.3 "Date of Grant" in relation to any Option shall mean the date on which the Board or the Committee grants that Option.

         2.4 "Eligible Employee" shall mean an officer (who may also be a director) or an employee regularly employed on a salaried basis by the Bank or the Company.

         2.5 "Exercise" in respect of any Option shall mean the delivery by the Optionee to the Company of (a) written notice of exercise of Options as to a specified number of Shares; and (b) payment of the option price for those Shares.

         2.6 "Option" shall mean a right to purchase Shares, granted pursuant to the Plan.

         2.7 "Optionee" shall mean a person holding an Option which has not been exercised or surrendered and has not expired.

         2.8 "Plan" means this 2002 Employee Equity Incentive Plan, as it may be amended from time to time.

         2.9 "Shares" shall mean shares of Common Stock, par value $0.10 per share, of the Company.

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3.      Maximum  Number  of  Shares  to be Optioned and Adjustments in Number of
        ------------------------------------------------------------------------
        Optioned Shares
        ---------------

         The maximum number of Shares for which Options may be granted hereunder is 23,259. This number shall be adjusted if the number of outstanding Shares is increased or reduced by split-up, reclassification, stock dividend or the like. The number of Shares previously optioned and not theretofore delivered and the option price per Share shall likewise be adjusted whenever the number of outstanding Shares is increased or reduced by any such procedure. Shares for which Options have expired or have been surrendered may again be optioned pursuant to the Plan.

4.       Administration and Interpretation
         ---------------------------------

         This Plan shall be administered by the Board or a committee of the Board (the "Committee"). The Board and the Committee may each make such rules and establish such procedures as each deems appropriate for the administration of this Plan. In the event of any disagreement as to the interpretation of the Plan or any rule or procedure thereunder, the decision of the Board shall be final and binding upon all persons in interest.

5.       Granting of Options
         -------------------

         The Board and the Committee are each authorized to grant Options to selected Eligible Employees pursuant to this Plan. The number of Shares, if any, optioned in each year, the Eligible Employees to whom Options are granted, and the number of Shares optioned to each Eligible Employee shall be wholly within the discretion of the Board or the Committee, subject to the limitation that no Options shall be granted after April 23, 2012.

6.       Terms of Options
         ----------------

         Subject to the limitation prescribed in Section 5 above, the Options granted under this Plan shall be on the terms stated in paragraphs (a) through
(g) below. The Board and the Committee may each specify additional terms not inconsistent with this Plan by rules of general application or by specific direction in connection with a particular group of Options.

                  (a) The option price shall be fixed by the Board or the Committee but shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.

                  (b) The option price shall be payable in cash, property, services rendered or, under certain circumstances, in shares of stock of the Company having a fair market value equal to the option price on the date of exercise, or any combination thereof.

                  (c) The Options shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Optionee's lifetime, only by him.

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                  (d) The  Options  shall  expire  ten  years  after the date of grant, unless an earlier date is fixed by the Board.

                  (e) The Options shall terminate and may not be exercised if the Optionee ceases to be an employee of the Bank or the Company, except to the extent provided in Section 7 below.

                  (f) If the Company is succeeded by another company because of a Corporate Event, the successor company shall assume the outstanding Options granted under this Plan or shall substitute new options for the outstanding Options. In determining the substitution of Options, the Optionee shall be regarded as if the Optionee had been the holder of record of the number of Shares which were subject to Options immediately prior to the Corporate Event. The Optionee shall be entitled upon the exercise of such Options to receive such securities of the surviving or resulting corporation as the board of directors of that corporation shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of stock or other securities to which the Optionee would have been entitled under the terms of the agreement governing the Corporate Event.

                  (g) The granting of any Options shall impose no obligation upon the Optionee to exercise such Options.

7.       Exercise Rights upon Termination of Employment
         ----------------------------------------------

         7.1 If an Optionee becomes disabled, he may exercise his Options during the one year period commencing on his disability commencement date, but in no event later than the date on which the Options would have expired if the Optionee had not become disabled. During such period the Options may be exercised only to the extent that the Optionee was entitled to do so at his disability commencement date. To the extent the Options are not so exercised, the Options shall expire at the end of such period. For purposes of this Section 7.1, an Optionee shall be deemed to be disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of more than 12 months. The Company reserves the right to require the Optionee to provide medical evidence of such disability.

         7.2 If an Optionee dies during a period in which he is entitled to exercise any Options (including the period referred to in Section 7.1 above), the Options shall terminate one year after the date of death, but in no event later than the date on which the Options would have expired if the Optionee had lived. During such period the Options may be exercised by the Optionee's executor or administrator or by any person or persons who shall have acquired the Options directly from the Optionee by bequest or inheritance. The Options may only be exercised to the extent that the Optionee was entitled to do so at the date of death and, to the extent the Options are not so exercised, the Options shall expire at the end of such period.

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         7.3 If an executive  officer of the Bank or the Company ceases to be an employee of the Bank or the Company, he may exercise his Options during the three month period beginning on his employment termination date, but in no event later than the date on which any Options would have expired if the Optionee had remained an employee of the Bank or the Company. During such period the Options may be exercised only to the extent that the Optionee was entitled to do so on his employment termination date and, to the extent the Options are not so exercised, the Options shall expire at the end of such three-month period. The Optionee shall not have the right to exercise any Options if the Optionee's employment was terminated for "cause." Termination for "cause" shall include theft; falsification of records; fraud; embezzlement; gross negligence or willful misconduct; causing the Company to violate any federal, state or local law, or administrative regulation or ruling having the force and effect of law; insubordination; conflict of interest; diversion of corporate opportunity; or conduct that results in publicity that reflects unfavorably on the Company.

8.       Additional Requirements
         -----------------------

         Upon the exercise of any Options granted hereunder the Board may require the Optionee to deliver the following:

                  (a) A written statement that the Optionee (or such other person) is purchasing the Shares for investment and not with a view toward their distribution or sale and will not sell or transfer any shares received upon the exercise of the Options except in accordance with the Securities Act of 1933, as amended, and applicable state securities laws;

                  (b) Evidence reasonably satisfactory to the Company that at the time of exercise the Optionee (or such other Person) meets such other requirements as the Board may determine; and

                  (c) Evidence reasonably satisfactory to the Company that at the time of exercise, the exercise of the Options by the Optionee (or such other person) and the delivery of Shares by the Company upon exercise comply with all applicable federal and state securities laws.

9.       Common Stock Subject to Options
         -------------------------------

         The shares issuable upon exercise of Options granted hereunder may be unissued shares or treasury shares, including shares bought on the open market. The Company at all times during the term of this Plan shall reserve for issuance the number of Shares issuable upon exercise of Options granted hereunder.

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10.      Compliance with Governmental and Other Regulations
         --------------------------------------------------

         The Company will not be obligated to issue and sell the Shares issued pursuant to Options granted hereunder if, in the opinion of its counsel, such issuance and sale would violate any applicable federal or state securities laws. The Company will seek to obtain from each regulatory commission or agency having jurisdiction such authority as may be required to issue and sell Shares issuable upon exercise of any Options granted hereunder. Inability of the Company to obtain from any such regulatory commission or agency authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares upon exercise of any Options granted hereunder shall relieve the Company from any liability for failure to issue and sell such Shares until the time when such authority is obtained or is obtainable.

11.      Nonassignment of Options
         ------------------------

         Except as otherwise provided in Paragraph 6(c) above, any Options granted hereunder and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Option, right or privilege contrary to the provisions hereof, or upon the levy or any attachment or similar process upon the rights and privileges conferred hereby, such Options and the rights and privileges conferred hereby shall immediately terminate.

12.      Rights of Optionee in Stock
         ---------------------------

         Neither any Optionee nor the legal representatives, heirs, legatees or distributees of any Optionee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares issuable upon exercise of any Options granted hereunder unless and until such Shares are issued to him or them and such person or persons have received a certificate or certificates therefor.

13.      Delivery of Shares Issued Pursuant to Options
         ---------------------------------------------

         Subject to the other terms and conditions of this Plan, upon the exercise of any Options granted hereunder, the Company shall sell to the Optionee the Shares with respect to which the Options have been exercised.

14.      Withholding of Applicable Taxes
         -------------------------------

         The Company shall have the right to reduce the number of Shares otherwise required to be issued upon exercise of any Options granted hereunder by an amount which would have a fair market value on the date of such exercise equal to all federal, state, city or other taxes as shall be required to be withheld by the Company pursuant to any statute or other governmental regulation

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or ruling.  In connection with such  withholding,  the Company may make any such arrangements as are consistent with this Plan as it may deem appropriate.

15.      Plan and Options Not to Affect Employment
         -----------------------------------------

         Neither this Plan nor any Options granted hereunder shall confer upon any Eligible Employee any right to continue in the employ of the Bank or the Company.

16.      Amendment or Termination of Plan
         --------------------------------

         16.1 The Plan shall remain in effect until all Options granted under it have been satisfied by the issuance of Shares; provided, however, that no Options may be granted after April 23, 2012.

         16.2 The Board may amend, modify, suspend or terminate the Plan at any time, subject to any required shareholder approval or any shareholder approval that the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements; provided, however, that no amendment, modification suspension or termination of the Plan will alter or impair any rights or obligations under any outstanding Option without the consent of the Optionee.

         16.3 No Option may be granted during any period of suspension nor after termination of the Plan.

17.      Notice
         ------

         Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, postage prepaid, addressed to the Company at 601 Delsea Drive, Sewell, New Jersey 08080, and to the Optionee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

18.      Successors
         ----------

         The Plan shall be binding upon and inure to the benefit of any successor or successors of the Company.

19.      Severability
         ------------

         If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan, which shall continue in full force and effect.

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20.      Governing Law
         -------------

         This Plan shall be governed by the internal laws of the State of New Jersey, except to the extent superseded by federal law.

22.      Effective Date of Plan
         ----------------------

         This Plan shall become effective when it is approved by the Board, but the grant of any Options hereunder is subject to the express condition that within 12 months after the date on which the Plan is approved by the Board, the holders of two-thirds of the outstanding shares entitled to vote thereon shall have approved the Plan.

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